UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2007 (November 26, 2007)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800
Houston, Texas 77010
(Address of Principal Executive Offices and Zip Code)

713/651-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Senior Note Offering

On November 29, 2007, Key Energy Services, Inc., a Maryland corporation (the “Company”), issued $425 million aggregate principal amount of its 8.375% Senior Notes due 2014 (the “Notes”) under an Indenture, dated as of November 29, 2007 (the “Indenture”), among the Company, the guarantors party thereto (the “Guarantors”) and The Bank of New York Trust Company, N.A., as trustee. The Notes were priced at 100% of their face value to yield 8.375%. Net proceeds, after deducting initial purchasers’ discounts and estimated offering expenses, were approximately $416.1 million. The Company used approximately $394.9 million of the net proceeds to retire its outstanding $393 million Tranche C Term Loans, including accrued and unpaid interest, under its prior credit agreement dated as of July 29, 2005 (the “Prior Credit Facility”), with Lehman Brothers Inc., as sole lead arranger and sole book runner, Lehman Commercial Paper Inc., as syndication agent, administrative agent and as collateral agent, and Wells Fargo Foothill, Inc., as revolving administrative agent, and the lenders party thereto, with the balance to be used for general corporate purposes. The Prior Credit Facility was terminated in connection the Company’s entry into the Senior Secured Credit Facility described below.

The Notes are general unsecured senior obligations of the Company. Accordingly, they will rank: effectively subordinate to all of the Company’s existing and future secured indebtedness, including indebtedness under any senior secured credit facility, to the extent of the collateral securing such indebtedness; effectively subordinate to all existing and future indebtedness and other liabilities of any non-guarantor subsidiaries of the Company (other than indebtedness and other liabilities owed to the Company); pari passu in right of payment to all existing and future senior indebtedness of the Company; and senior in right of payment to any future subordinated indebtedness.

The Notes are jointly and severally guaranteed on a senior unsecured basis by certain of the Company’s existing and future domestic subsidiaries. In the future, the guarantees may be released or terminated under certain circumstances. Each subsidiary guarantee ranks: senior in right of payment to any future subordinated indebtedness of the guarantor subsidiary; effectively subordinate to all existing and future secured indebtedness of the guarantor subsidiary, including its guarantee of indebtedness under any senior secured credit facility, to the extent of the collateral securing such indebtedness; pari passu in right of payment to all existing and future senior indebtedness of the guarantor subsidiary; and senior in right of payment to any future subordinated indebtedness of the guarantor subsidiary.

Interest on the Notes is payable on June 1 and December 1 of each year, beginning June 1, 2008. The Notes mature on December 1, 2014.

On or after December 1, 2011, the Notes will be subject to redemption at any time and from time to time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount redeemed) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2011	104.188%
2012	102.094%
2013	100.000%.

Notwithstanding the foregoing, at any time and from time to time before December 1, 2010, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the outstanding Notes (which amount includes additional notes) at a redemption price of 108.375% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds (other than Designated Proceeds (as defined in the Indenture)) of any one or more Equity

Offerings (as defined in the Indenture); provided that at least 65% of the aggregate principal amount of the Notes issued under the Indenture (which amount includes additional notes) remains outstanding immediately after each such redemption; and provided, further, that each such redemption shall occur within 180 days of the date of the closing of such Equity Offering.

In addition, at any time and from time to time prior to December 1, 2011, the Company may, at its option, redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined in the Indenture) with respect to the Notes plus accrued and unpaid interest thereon to the redemption date. Notice of such redemption must be mailed to holders of the Notes called for redemption not less than 30 nor more than 60 days prior to the redemption date.

If the Company experiences a Change of Control (as defined in the Indenture), subject to certain exceptions, the Company must give holders of the Notes the opportunity to sell to the Company their Notes, in whole or in part, at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase.

The Company and its restricted subsidiaries are subject to certain negative covenants under the Indenture governing the Notes. The Indenture limits the ability of the Company and each of its restricted subsidiaries to, among other things:

•	sell assets;

•	pay dividends or make other distributions on capital stock or subordinated indebtedness;

•	make investments;

•	incur additional indebtedness or issue preferred stock;

•	create certain liens;

•	enter into agreements that restrict dividends or other payments from its subsidiaries to itself;

•	consolidate, merge or transfer all or substantially all of its assets;

•	engage in transactions with affiliates; and

•	create unrestricted subsidiaries.

These covenants are subject to certain exceptions and qualifications. In addition, substantially all of the covenants will terminate before the Notes mature if one of two specified ratings agencies assigns the Notes an investment grade rating in the future and no events of default exist under the Indenture. Any covenants that cease to apply to the Company as a result of achieving an investment grade rating will not be restored, even if the credit rating assigned to the Notes later falls below an investment grade rating.

The Notes were offered and sold in reliance upon applicable exemptions from registration under the the Securities Act of 1933, as amended (the “Securities Act”). In connection with the sale of the Notes, the Company and the Guarantors entered into a Registration Rights Agreement, dated as of November 29, 2007 (the “Registration Rights Agreement”), with the initial purchasers, pursuant to which the Company and the Guarantors have agreed to file an exchange offer registration statement with the SEC with respect to an offer to exchange the Notes for substantially identical notes (the “Exchange Notes”) that are registered under the Securities Act, and to use their reasonable best efforts to cause such registration statement become effective on or prior to the date that is one year from the closing of the offering. Additionally, the Company and the Guarantors have agreed to commence the registered exchange offer and use their reasonable best efforts to issue, on or prior to the date that is 60 days after the date on which the exchange offer registration statement became effective, Exchange Notes in exchange for all Notes tendered prior thereto in the registered exchange offer. Under some circumstances, in lieu of a registered exchange offer, the Company and the Guarantors have agreed to file a shelf registration statement to cover resales of the Notes by certain holders thereof and to use their reasonable best efforts to keep the shelf registration statement effective for a period of at least two years or such shorter period ending on the earlier of when all of the Notes available for sale thereunder (i) have been sold pursuant thereto and (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof). The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

Senior Secured Credit Facility

Simultaneously with the closing of the offering of the Notes, the Company entered into a new credit agreement (the “Credit Agreement”) with the several lenders from time to time party thereto, Bank of America, N.A., as Paying Agent, Co-Administrative Agent, Swing Line Lender and L/C Issuer, and Wells Fargo Bank, National Association, as Co-Administrative Agent, Swing Line Lender and L/C Issuer. The Credit Agreement provides for a senior secured credit facility (the “Senior Secured Credit Facility”) consisting of a revolving credit facility, letter of credit sub-facility and swing line facility of up to an aggregate principal amount of $400 million, all of which will mature no later than November 29, 2012. The Senior Secured Credit Facility and the obligations thereunder are secured by substantially all of the assets of the Company and the Guarantors, and are guaranteed by certain of the Company’s existing and future domestic subsidiaries.

The Senior Secured Credit Facility replaced the Company’s Prior Credit Facility, which was terminated in connection with the closing of the Notes. The Company paid fees totaling approximately $3.1 million in connection with the closing of the Senior Secured Credit Facility, which consisted of legal, administrative, closing and other fees.

The interest rate per annum applicable to the Senior Secured Credit Facility is, at the Company’s option (i) LIBOR plus the applicable margin or, (ii) the higher of (x) Bank of America’s prime rate and (y) the Federal Funds rate plus 0.5%, plus the applicable margin. The applicable margin for LIBOR loans ranges from 150 to 200 basis points, and the applicable margin for all other loans ranges from 50 to 100 basis points, depending upon the Company’s consolidated leverage ratio.

The Senior Secured Credit Facility contains certain financial covenants, which, among other things, require the maintenance of a consolidated leverage ratio (as defined in the Senior Secured Credit Facility) not to exceed 3.50 to 1.00 and a consolidated interest coverage ratio (as defined in the Senior Secured Credit Facility) of not less than 3.00 to 1.00, and limit the Company’s capital expenditures to $250,000,000 per fiscal year, up to 50% of which amount may be carried over for expenditure in the following fiscal year. Each of the ratios referred to above will be calculated quarterly on a consolidated basis for each trailing four fiscal quarter period. In addition, the Senior Secured Credit Facility contains certain affirmative and negative covenants, including, without limitation, restrictions on (i) liens; (ii) debt, guarantees and other contingent obligations; (iii) mergers and consolidations; (iv) sales, transfers and other dispositions of property or assets; (v) loans, acquisitions, joint ventures and other investments (with acquisitions permitted so long as, after giving pro forma effect thereto, no default or event of default exists under the Senior Secured Credit Facility, the consolidated leverage ratio does not exceed 2.75 to 1.00, the Company is in compliance with the consolidated interest coverage ratio and the Company has at least $25 million of availability under the Senior Secured Credit Facility); (vi) dividends and other distributions to, and redemptions and repurchases from, equityholders; (vii) prepaying, redeeming or repurchasing subordinated (contractually or structurally) debt; (viii) granting negative pledges other than to the lenders; (ix) changes in the nature of business; (x) amending organizational documents, or amending or otherwise modifying any debt, any related document or any other material agreement if such amendment or modification would have a material adverse effect; and (xi) changes in accounting policies or reporting practices; in each of the foregoing cases, with certain exceptions. Further, the Senior Secured

Credit Facility provides that share repurchases in excess of $200 million can be made only if the Company’s debt to capitalization ratio is below 50%.

The Company may prepay the Senior Secured Credit Facility in whole or in part at any time without premium or penalty, subject to certain reimbursements to the lenders for breakage and redeployment costs.

The description of the Indenture, the Registration Rights Agreement and the Senior Secured Credit Facility contained herein does not purport to be complete and is qualified in its entirety by reference to the Indenture, the Registration Rights Agreement and the Credit Agreement, copies of which are attached as Exhibits 4.1, 4.2 and 10.1to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information provided under Item 1.01 with respect to the Prior Credit Facility is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 with respect to the Indenture, the Credit Agreement and the Senior Secured Credit Facility is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2007, the Company entered into the First Amendment to Employment Agreement with Jim D. Flynt effective as of January 1, 2007 (the “First Amendment”). Mr. Flynt serves as the Company’s Senior Vice President—Western Region. The principal revisions to Mr. Flynt’s employment agreement provide for compliance with the provisions of Internal Revenue Code Section 409A concerning the payment of potential future benefits to Mr. Flynt. In addition, the First Amendment provides for a new definition of “Change of Control,” and for termination for “Good Reason,” each as defined in the amendment. The description of the First Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events

On November 29, 2007, the Company announced the closing of the $425 million private placement of Notes. A copy of the press release announcing the closing is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

On November 30, 2007, the Company announced the closing of the Senior Secured Credit Facility. A copy of the press release announcing the closing is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

4.1           Indenture, dated as of November 29, 2007, among Key Energy Services, Inc., the guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee.

4.2           Registration Rights Agreement dated as of November 29, 2007, among Key Energy Services, Inc., the subsidiary guarantors of the Company party thereto, and Lehman Brothers Inc., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several initial purchasers named therein.

10.1         Credit Agreement dated as of November 29, 2007, among Key Energy Services, Inc., each lender from time to time party thereto, Bank of America, N.A., as Paying Agent, Co-Administrative Agent, Swing Line Lender and L/C Issuer, and Wells Fargo Bank, National Association, as Co-Administrative Agent, Swing Line Lender and L/C Issuer.

10.2         First Amendment to Employment Agreement dated November 26, 2007, between Key Energy Services, Inc. and Jim D. Flynt.

99.1         Press Release dated November 29, 2007.

99.2         Press Release dated November 30, 2007.

[Signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: November 30, 2007	By:	/s/ Newton W. Wilson III
Newton W. Wilson III
Senior Vice President and General
Counsel

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of November 29, 2007, among Key Energy Services, Inc., the guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee.

4.2

Registration Rights Agreement dated as of November 29, 2007, among Key Energy Services, Inc., the subsidiary guarantors of the Company party thereto, and Lehman Brothers Inc., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several initial purchasers named therein.

10.1

Credit Agreement dated as of November 29, 2007, among Key Energy Services, Inc., each lender from time to time party thereto, Bank of America, N.A., as Paying Agent, Co-Administrative Agent, Swing Line Lender and L/C Issuer, and Wells Fargo Bank, National Association, as Co-Administrative Agent, Swing Line Lender and L/C Issuer.

10.2	First Amendment to Employment Agreement dated November 26, 2007, between Key Energy Services, Inc. and Jim D. Flynt.

99.1	Press Release dated November 29, 2007.

99.2	Press Release dated November 30, 2007.